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                                  EXHIBIT 24.3

                                   CONSENT OF

            STONEFIELD JOSEPHSON, INC., CERTIFIED PUBLIC ACCOUNTANTS

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                     CONSENT OF STONEFIELD JOSEPHSON, INC.

                          CERTIFIED PUBLIC ACCOUNTANTS


          The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of Mirage Holdings, Inc. for the year ending June 30, 1997, and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Registatration Statement for Mirage Holdings, Inc.


     /s/   STONEFIELD JOSEPHSON, INC.
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STONEFIELD JOSEPHSON, INC.
Certified Public Accountants

Santa Monica, California
September 12, 1997